Exhibit 32.1

Certification Pursuant to Rule 13a-14 (b) of the Securities Exchange Act of 1934 and
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350 (a) and (b))

I, Jeffrey S. Hollister, President and Chief Executive Officer of American Railcar Industries, Inc. (the “Company”) certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge:

1.
the quarterly report on Form 10-Q of the Company for the three months ended March 31, 2017 (the “Quarterly Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 2, 2017	/s/ Jeffrey S. Hollister
Jeffrey S. Hollister, President and Chief Executive Officer
I, Luke M. Williams, Senior Vice President, Chief Financial Officer, and Treasurer of American Railcar Industries, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge:

1.
the quarterly report on Form 10-Q of the Company for the three months ended March 31, 2017 (the “Quarterly Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 2, 2017	/s/ Luke M. Williams
Luke M. Williams, Senior Vice President, Chief Financial Officer and Treasurer
A signed original of these written statements required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.